Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (U.S.C. Section 1350)

The undersigned, the Chief Executive Office and the Chief Financial Officer of KFx Inc. (the “Company”) each herby certified that, to his knowledge on the date hereof:

(a)	the form 10-K of the Company for the year ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ THEODORE VENNERS
Theodore Venners
Chief Executive Officer
April 14, 2003

/s/ JERRY A. MITCHELL
Jerry A. Mitchell
Acting Chief Financial Officer
April 14, 2003